Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for October 31, 2009. Net assets of the Fund were unaffected by the reclassifications.



                                                Reduction to       Reduction to
                                                 Accumulated    Accumulated Net
                             Reduction to     Net Investment      Realized Gain
                          Paid-in Capital               Loss     on Investments
-------------------------------------------------------------------------------
                               $3,405,019         $9,084,903         $5,679,884




Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund. Accordingly, the following amounts have been reclassified for October 31, 2009. Net assets of the Fund were unaffected by the reclassifications.



                                                                   Reduction to
                                        Reduction to            Accumulated Net
                 Reduction to        Accumulated Net              Realized Loss
              Paid-in Capital        Investment Loss             on Investments
        -----------------------------------------------------------------------
                   $1,574,677               $486,662                 $1,088,015




Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund. Accordingly, the following amounts have been reclassified for October 31, 2009. Net assets of the Fund were unaffected by the reclassifications.




                                             Reduction to          Reduction to
                                              Accumulated       Accumulated Net
                        Reduction          Net Investment         Realized Loss
               to Paid-in Capital                  Income        on Investments
              -----------------------------------------------------------------
                          $98,333                $692,195              $790,528